UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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TONIX PHARMACEUTICALS HOLDING CORP.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The primary purpose of this Amended and Restated Proxy Statement of Tonix Pharmaceuticals Holding Corp. (the “Company”) is to amend and restate the Company's proxy statement filed on May 15, 2020, in order to reflect:

●	The rescheduling of the Company’s Special Meeting of Stockholders to Friday, August 28, 2020 at 11:00 a.m. Eastern Time (the “Annual Meeting”); and
●	The change in the record date for determining stockholders entitled to attend and vote at the Annual Meeting to July 15, 2020.

EXPLANATORY NOTE

The following Notice of Change of Date and Time (the “Notice”) supplements and relates to the proxy statement of Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) (the “Company”), dated May 15, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Special Meeting of Stockholders (including any adjournments or postponements thereof, the “Special Meeting"), to now be held Friday, August 28, 2020 at 11:00 a.m. Eastern Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about July 21, 2020.

On July 21, 2020, the Board announced that it is rescheduling the date of the Company’s Special Meeting previously scheduled for Friday, June 26, 2020, to Friday, August 28, 2020. In connection with the change of the Special Meeting date, the record date for determining stockholders entitled to attend and vote at the Special Meeting has been changed to the close of business on July 15, 2020.

The Company will be distributing a proxy statement, proxy and notice of internet availability for the Special Meeting describing the proposals to be voted upon.

A copy of the press release announcing the changes is provided below.

TONIX PHARMACEUTICALS HOLDING CORP. ANNOUNCES RESCHEDULING OF

SPECIAL MEETING OF STOCKHOLDERS

NEW YORK, July 21, 2020 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company), a clinical-stage biopharmaceutical company, today announced that it is rescheduling the date of the Company’s Special Meeting of Stockholders (the “Special Meeting”) previously scheduled for Friday, June 26, 2020, to Friday, August 28, 2020, at 11:00 a.m., Eastern Time. In connection with the change of the Special Meeting date, the record date for determining stockholders entitled to attend and vote at the Special Meeting has been changed to the close of business on July 15, 2020.

There are no changes to the proposals previously described in the Company’s proxy statement for the Special Meeting. The Company will be distributing a proxy statement, proxy card and notice of internet availability for the Special Meeting describing the proposals to be voted upon. Stockholders who have previously sent in proxies, or voted by telephone or by Internet, may submit new proxies or vote by telephone or Internet in advance of the meeting on August 28, 2020 by one of the methods described in the proxy statement to be distributed. If no further action is taken by a stockholders who previously sent in a proxy, or voted by telephone or by Internet, the stockholder’s previous elections shall remain in effect.

To attend the Special Meeting, stockholders will need to register at http://viewproxy.com/tonixpharma/2020vm and enter certain information, including their name and the control number found on the proxy card, voting instruction form, or notice of internet availability to be distributed to stockholders, by following the instructions available on the meeting website.

About Tonix Pharmaceuticals Holding Corp.

Tonix is a clinical-stage biopharmaceutical company focused on discovering, licensing, acquiring and developing small molecules and biologics to treat and prevent human disease and alleviate suffering. Tonix’s portfolio is primarily composed of central nervous system (CNS) and immunology product candidates. The immunology portfolio includes vaccines to prevent infectious diseases and biologics to address immunosuppression, cancer and autoimmune diseases. The CNS portfolio includes both small molecules and biologics to treat pain, neurologic, psychiatric and addiction conditions. Tonix’s lead vaccine candidate, TNX-1800*, is a live replicating vaccine based on the horsepox viral vector platform to protect against COVID-19, primarily by eliciting a T cell response. Tonix expects data from animal studies of TNX-1800 in the fourth quarter of this year. TNX-801*, live horsepox virus vaccine for percutaneous administration, is in development to protect against smallpox and monkeypox and serves as the vector platform on which TNX-1800 is based. Tonix is also developing TNX-2300*, a second live replicating vaccine candidate for the prevention of COVID-19, but using bovine parainfluenza as the vector. Tonix’s lead CNS candidate, TNX-102 SL**, is in Phase 3 development for the management of fibromyalgia. The Company expects results from an unblinded interim analysis in September 2020 and topline data in the fourth quarter of 2020. TNX-102 SL is also in development for agitation in Alzheimer’s disease and alcohol use disorder (AUD). The agitation in Alzheimer’s disease program is Phase 2 ready with FDA Fast Track designation, and the development program for AUD is in the pre-Investigational New Drug (IND) application stage. Tonix‘s programs for treating addiction conditions also include TNX-1300* (T172R/G173Q double-mutant cocaine esterase 200 mg, i.v. solution), which is in Phase 2 development for the treatment of life-threatening cocaine intoxication and has FDA Breakthrough Therapy designation. TNX-601 CR** (tianeptine oxalate controlled-release tablets) is another CNS program, currently in Phase 1 development as a daytime treatment for depression while TNX-1900**, intranasal oxytocin, is in development as a non-addictive treatment for migraine and cranio-facial pain. Tonix’s preclinical pipeline includes TNX-1600** (triple reuptake inhibitor) , a new molecular entity being developed as a treatment for PTSD; TNX-1500* (anti-CD154), a monoclonal antibody being developed to prevent and treat organ transplant rejection and autoimmune conditions; and TNX-1700* (rTFF2), a biologic being developed to treat gastric and pancreatic cancers.

*TNX-1800, TNX-801, TNX-2300, TNX-1300, TNX-1500 and TNX-1700 are investigational new biologics and have not been approved for any indication.

**TNX-102 SL, TNX-601 CR, TNX-1600 and TNX-1900 are investigational new drugs and have not been approved for any indication.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Contacts

Jessica Morris (corporate)

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(212) 688-9421

Travis Kruse (media)

Russo Partners

travis.kruse@russopartnersllc.com

(212) 845-4272

Peter Vozzo (investors)

Westwicke

peter.vozzo@westwicke.com

(443) 213-0505